Clover Health Reports Fourth Quarter 2021 Financial Results
Fourth quarter total revenue was $432.0 million, up 160% year-over-year, enabled by a wide, open network designed to serve all Medicare lives
Lives under Clover Assistant Management increased 223% year-over-year
2022 total revenue expected to exceed $3 billion driven by projected 90% year-over-year growth in lives under management
Clover expects 2022 operating expenses as a percentage of revenue and the Medical Care Ratio (MCR) for its Medicare Advantage (MA) plans to decrease meaningfully from 2021

FRANKLIN, Tenn., February 23, 2022 (GLOBE NEWSWIRE) -- Clover Health (Nasdaq: CLOV) ("Clover" or the "Company"), a next-generation healthcare company focused on improving health outcomes for America's seniors, today reported financial results for the fourth quarter and full year of 2021. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"We are really excited about where Clover sits today and our prospects in the future. We are enabling physicians to provide great healthcare to all, especially those in underserved communities, and are pleased to see increasing focus from CMS on health equity," said Clover Health CEO Vivek Garipalli. "This year, we are expecting significant growth in revenue and lives under management while at the same time we believe we are driving operating efficiencies and improved MCRs."
Andrew Toy, President and CTO of Clover Health added, "We are singularly focused on creating great, sustainable healthcare and have centered our strategy on building and deploying physician-enablement software that we believe will enable every physician to deliver data-driven value based care. In 2021, physicians responded to nearly one million Clover Assistant suggestions, and the Clover Assistant drove an improvement of more than 1,000 basis points in the MCRs for our Medicare Advantage members whose primary care providers used the Clover Assistant compared to members whose providers didn't."

Dollars in Millions	Q4’21	Q4’20	FY'21	FY'20
Total Revenue	$432.0	$166.2	$1,472.0	$672.9
GAAP Medicare Advantage (MA) Medical Care Ratio (MCR)	102.8%	109.3%	106.0%	88.8%
Normalized MA MCR (Non-GAAP) (1)	96.7	98.0	94.5	95.9
Salaries and benefits plus General and administrative expenses (2)	$114.1	$54.6	$445.7	$192.1
Adjusted Operating Expenses (Non-GAAP) (1)(2)(3)	77.5	46.8	264.4	176.3
Net Loss(2)	(187.2)	(126.4)	(587.8)	(136.4)
Adjusted EBITDA (Non-GAAP) (1)	(154.8)	(65.4)	(472.0)	(85.1)
Normalized Adjusted EBITDA (Non-GAAP) (1)(3)	(68.5)	(41.5)	(213.4)	(141.3)
(1) Normalized MA MCR (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted EBITDA (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP) are non-GAAP measures. Reconciliations of Normalized MA MCR (Non-GAAP) to GAAP MA MCR, Adjusted Operating Expenses (Non-GAAP) to the sum of Salaries and benefits plus General and administrative expenses, Adjusted EBITDA (Non-GAAP) to Net Income (Loss), and Normalized Adjusted EBITDA (Non-GAAP) to Net Income (Loss), respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
(2) In fourth quarter 2021, we reevaluated and updated the period over which expense associated with our performance based restricted stock units is recognized. As a result of the change, the amounts of Salaries and benefits plus General and administrative expenses, and Net Loss shown for full year 2021 are $17.8 million lower than the amounts that would have been reported for this period previously.
(3) In fourth quarter 2021, we updated our definitions and presentation of Adjusted Operating Expenses (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP) to exclude from these measures expenses attributable to Seek Insurance Services Inc. and Clover Therapeutics Company.

These expenses are now being excluded because management believes they are not reflective of the Company's operating expenses relating to its core businesses or its actual recurring cash expense and that the revised definitions therefore better reflect the Company's underlying fundamentals. The prior period figures have been revised to conform to the current period definition and presentation. For additional information, see the definition of "Adjusted Operating Expenses (Non-GAAP)" in Appendix A.
Lives under Clover Management

	December 31, 2021	December 31, 2020
MA Members	68,120	58,056
DCE Beneficiaries	61,876	—
Total Lives under Clover Management	129,996	58,056

Clover Assistant (CA) Highlights
•Lives under Clover Assistant Management grew 223% year-over-year to approximately 96,000 at December 31, 2021.
•Approximately 3,000 NPIs used Clover Assistant in the fourth quarter, up 43% year-over-year.
•During 2021, MA members whose primary care providers (PCPs) used the Clover Assistant had an MCR that was more than 1,000 basis points lower than members whose PCPs didn't. Further, our MA members with PCPs who were live on CA in 2019 had a 2.7% lower incurred MCR (non-GAAP) than members with PCPs who went live on CA in 2020, and members with PCPs who went live on CA in 2018 had a 4.9% lower incurred MCR (non-GAAP) than members with PCPs who went live on CA in 2019.
•Clover Assistant visits increased 78% year-over-year in the fourth quarter. Since its inception in 2018, the Clover Assistant has surfaced nearly 1.7 million recommendations to physicians.

Financial Outlook
"The fourth quarter was highlighted by our strong growth and the steps we are taking to improve our operating and medical expenses in 2022 and beyond," said Mark Herbers, interim CFO of Clover Health. "We are excited about our projected strong revenue growth and improvement in MA MCR for 2022. In addition, we believe we will see another step-wise improvement in our MA MCR in 2023. Regarding operating expenses, we expect there will be only a moderate increase in total spend in 2022 versus our Q4 2021 run-rate driven by operating leverage and efficiency efforts. There is much work being done this year to drive further margin improvements, and because of that work, if a number of things fall into place, it is even possible we may be profitable next year on a non-GAAP basis, excluding non-cash expenses and non-recurring expenses."
For full-year 2022, Clover Health is providing the following guidance and commentary:
•Total revenues are expected to be in the range of $3.0 billion to $3.4 billion. This includes projected MA revenue of $1.0 billion to $1.1 billion and Direct Contracting revenue of $2.0 billion to $2.3 billion.
•Medicare Advantage membership is expected to average 84,000 - 85,000, a growth rate of 26% - 27% as compared to the 2021 average. For the Direct Contracting program, the Company expects the average number of aligned beneficiaries to be 160,000 - 165,000, compared to an average of 62,125 in 2021 and our prior guidance of 125,000.
•GAAP MA MCR is expected to be in the range of 95% - 99%. This improvement versus 2021 is driven by a combination of expected operational efficiencies, increased risk scores and slightly lower COVID-19 costs. Direct Contracting Margin is also expected to improve versus 2021 levels. Any significant developments related to COVID-19 and/or historical utilization trends could impact these expectations.
•Adjusted Operating Expenses (Non-GAAP) (1) are expected to be between $330 million and $345 million.
•Adjusted Operating Expenses as a percentage of revenue (Non-GAAP)(1) is expected to be 10% - 12% compared to 18% in 2021.

(1) Reconciliations of projected Adjusted operating expenses (Non-GAAP) to projected Salaries and benefits plus General and administrative expenses, and of projected Adjusted operating expenses as a percentage of revenue (Non-GAAP) to projected Salaries and benefits plus General and administrative expenses as a percentage of revenue, the most directly comparable GAAP measures, are not provided because stock-based compensation expense, which is excluded from Adjusted Operating Expenses (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Wednesday, February 23, at 5:00 PM Eastern Time. A live webcast of the call can be accessed from Clover Health’s Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook," including expectations relating to Medicare Advantage membership growth, projected levels of Direct Contracting aligned beneficiaries, revenue growth, MA MCR, Direct Contracting Margin, Adjusted Operating Expenses (Non-GAAP), Adjusted Operating Expenses as a percentage of revenue (Non-GAAP), and the statements contained in the quotations of our executive officers, including expectations related to Clover Health's potential to be "profitable next year on a non-GAAP basis," Lives under Clover Management increases, operating efficiencies and improved MA MCR, including MA MCR in 2023. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health's ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS's risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health's exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic on Clover Health's business and industry; the timing and market acceptance of new releases and upgrades to the Clover Assistant; and the successful development of Direct Contracting and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), including the Risk Factors section therein, and in our other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Clover Health assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.
About Non-GAAP Financial Measures
We use non-GAAP measures including Adjusted Direct Contracting Margin, Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Operating Expenses as a percentage of revenue, Incurred MA MCR, Normalized Adjusted EBITDA, and Normalized MA MCR. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement company focused on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is underpinned by our proprietary software platform, the Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: affordable Medicare Advantage plans with extensive benefits; and the infrastructure for physicians to participate in value-based care through CMS' Global and Professional Direct Contracting Model. Clover's corporate headquarters are in Franklin, Tenn.
Visit: www.cloverhealth.com
Read about our Health Equity strategy: www.cloverhealth.com/healthequity
Learn about the Clover Assistant: www.cloverassistant.com

Contacts:
Investor Relations:
Derrick Nueman
investors@cloverhealth.com
Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	December 31, 2021	December 31, 2020
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$791,194	$151,103
Total assets	950,804	267,252
Unpaid claims	138,604	102,429
Notes and securities payable, net of discount and deferred issuance costs	19,938	106,413
Warrants payable	—	97,782
Total liabilities	411,487	432,698
Convertible Preferred stock	—	447,747
Total stockholders' equity (deficit)	539,317	(613,193)

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Revenues:
Premiums earned, net (Net of ceded premiums of $119 and $216, for the three months ended December 31, 2021 and 2020, respectively; net of ceded premiums of $489 and $599, for the years ended December 31, 2021 and 2020, respectively)	$201,024	$164,598	$799,414	$665,698
Direct Contracting revenue	228,619	—	667,639	—
Other income	2,393	1,635	4,943	7,190
Total revenues	432,036	166,233	1,471,996	672,888

Operating expenses:
Medicare Advantage net medical claims incurred	204,006	178,137	838,134	585,432
Direct Contracting net medical claims incurred	235,435	—	705,407	—
Other medical costs	2,490	1,745	7,637	4,650
Salaries and benefits	58,903	13,917	260,458	71,256
General and administrative expenses	55,177	40,690	185,287	120,830
Premium deficiency reserve expense (benefit)	61,967	(771)	110,628	(17,128)
Depreciation and amortization	848	142	1,246	555
Other expense	—	—	191	—
Total operating expenses	618,826	233,860	2,108,988	765,595
Loss from operations	(186,790)	(67,627)	(636,992)	(92,707)

Change in fair value of warrants payable	—	48,425	(66,146)	80,328
Interest expense	412	10,430	3,229	35,990
Amortization of notes and securities discounts	—	6,183	13,681	21,118
Gain on derivative	—	(6,276)	—	(93,751)
Net loss	$(187,202)	$(126,389)	$(587,756)	$(136,392)
In fourth quarter 2021, we reevaluated and updated the period over which expense associated with our performance based restricted stock units is recognized. As a result of the change, the amounts of Salaries and benefits, Loss from operations and Net loss for full year 2021 is $17.8 million lower than the amounts that would have been reported for this period previously.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Net loss (2):	$(187,202)	$(126,389)	$(587,756)	$(136,392)
Adjustments
Interest expense	412	10,430	3,229	35,990
Amortization of notes and securities discount	—	6,183	13,681	21,118
Depreciation and amortization	848	142	1,246	555
Change in fair value of warrants payable	—	48,425	(66,146)	80,328
Gain on derivative	—	(6,276)	—	(93,751)
Stock-based compensation expense (2)	31,181	2,129	163,723	7,078
Adjusted EBITDA (Non-GAAP)	$(154,761)	$(65,356)	$(472,023)	$(85,074)
Normalization adjustments
MA direct COVID related costs	$9,851	$25,974	$51,915	$57,358
MA prior period development	(12,536)	8,384	8,238	(10,137)
MA unrealized 2020 risk adjustment	7,736	—	31,276	—
MA excess (reduced) utilization due to COVID	7,030	(15,422)	1,113	(95,068)
Premium deficiency reserve expense (benefit)	61,967	(771)	110,628	(17,128)
Direct Contracting gross loss adjustment	6,816	—	37,768	—
Expenses attributable to Seek Insurance Services, Inc.	4,542	4,780	14,036	6,294
Expenses attributable to Clover Therapeutics Company	826	944	3,622	2,461
Normalized adjusted EBITDA (Non-GAAP)	$(68,529)	$(41,467)	$(213,427)	$(141,294)
(1) This table includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In fourth quarter 2021, we reevaluated and updated the period over which expense associated with our performance based restricted stock units is recognized. As a result of the change, the amounts of Stock-based compensation expense and Net loss shown for full year 2021 are $17.8 million lower than the amount that would have been reported for this period previously.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
NORMALIZED MA MCR (NON-GAAP) RECONCILIATION
(Unaudited)(1)

	Three Months Ended December 31,		Years ended December 31,
	2021	2020	2021	2020
GAAP MA MCR:	102.8%	109.3%	106.0%	88.8%
Adjustments
Direct COVID related costs	(5.1)	(15.4)	(6.6)	(8.4)
Prior period development	6.4	(5.1)	(1.0)	1.4
Unrealized 2020 risk adjustment	(3.8)	—	(3.8)	—
(Reduced) excess utilization due to COVID	(3.6)	9.2	(0.1)	14.1
Normalized MA MCR (Non-GAAP)	96.7%	98.0%	94.5%	95.9%
(1) This table includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCURRED MEDICARE ADVANTAGE MEDICAL CARE RATIO (NON-GAAP) RECONCILIATION(1)

Year Ended December 31, 2021
GAAP MA MCR	106.0%
Adjustments
Prior Period Development(2)	(1.1)
Incurred MA MCR (Non-GAAP)	104.9

Incurred MA MCR (Non-GAAP) By Cohort
2018 Clover Assistant Cohort	92.9
2019 Clover Assistant Cohort	97.7
2020 Clover Assistant Cohort	100.5
Aggregate CA PCP Cohort	96.8
Non-CA PCP Cohort	113.7
(1) This table includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Prior period development cannot be reasonably attributed to specific members and therefore the reconciliation of Incurred MA MCR to GAAP MA MCR is provided at the total-MA-member level only. We do not expect the impact of prior period development would be material to the calculation of MA MCR for any cohort over the applicable period.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED DIRECT CONTRACTING MARGIN (NON-GAAP) RECONCILIATION
(Unaudited)(1)

Three Months Ended December 31, 2021
Direct Contracting revenue (in thousands)	$228,619
Direct Contracting medical claims incurred (in thousands)	235,435
Direct Contracting Margin	103.0%

Direct Contracting margin:	103.0%
Adjustments
Direct COVID related costs	(4.0)
Prior period development	3.1
Adjusted Direct Contracting Margin (Non-GAAP)	102.1%
(1) This table includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING EXPENSES (NON-GAAP) RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Salaries and benefits (2)	$58,903	$13,917	$260,458	$71,256
General and administrative expenses	55,177	40,690	185,287	120,830
Total Salaries and benefits plus General and administrative expenses (2)	114,080	54,607	445,745	192,086
Adjustments
Stock-based compensation expense (2)	(31,181)	(2,129)	(163,723)	(7,078)
Expenses attributable to Seek Insurance Services Inc.	(4,542)	(4,780)	(14,036)	(6,294)
Expenses attributable to Clover Therapeutics Company	(826)	(944)	(3,622)	(2,461)
Adjusted Operating Expenses (Non-GAAP)	$77,531	$46,754	$264,364	$176,253

Total revenues	$432,036	$166,233	$1,471,996	$672,888
Adjusted Operating Expenses (Non-GAAP) as a Percentage of Revenue	18%	28%	18%	26%
(1) This table includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) In fourth quarter 2021, we reevaluated and updated the period over which expense associated with our performance based restricted stock units is recognized. As a result of the change, the amounts of Salaries and benefits, Total Salaries and benefits plus General and administrative expenses, and Stock-based compensation expense for full year 2021 are $17.8 million lower than the amounts that would have been reported for this period previously.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document of financial measures on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In addition, we believe that the presentation of these non-GAAP measures enhances an investor's understanding of our financial performance.
Amortization of notes and securities discount – We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.
Change in fair value of warrants payable – The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.
Depreciation and Amortization – Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.
Direct COVID-Related Costs – This consists of our estimate of costs associated with COVID-19 related care and testing.
Excess (Reduced) Utilization due to COVID – This consists of (1) our estimate of non-COVID-19 related services that were deferred in prior periods and ultimately realized in the current period, and (2) our estimate of utilization related to conditions that were exacerbated by a lack of diagnoses and treatment in prior periods due to the pandemic, for which we have incurred higher cost of treatment in the current period.
Expenses Attributable to Seek Insurance Services Inc. and Clover Therapeutics Company – This consists of expenses incurred by the Company in the current period attributable to Seek Insurance Services Inc. and Clover Therapeutics Company. These expenses are excluded from Adjusted Operating Expenses (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP) because management believes they are not reflective of the Company's core business or its actual recurring cash expense and therefore do not appropriately reflect the Company's underlying fundamentals.
Gain on Derivative – This consists of values determined after we have evaluated the embedded features of our convertible securities by applying derivative accounting guidance. Derivatives embedded within non-derivative instruments, such as convertible securities, are bifurcated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument.
Interest Expense – Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility that was terminated in the second quarter of 2021.
Premium deficiency reserve expense (benefit) – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve expense (benefit) is recognized in the period in which the losses are identified.

Prior Period Development – This consists of our estimate of adjustments in the current period which relate to prior period dates of service. We exclude these amounts from Normalized MA MCR (Non-GAAP) and Incurred MA MCR (Non-GAAP) to isolate our estimate of current period performance.
Stock-Based Compensation Expense - This consists of expenses for stock-based payment awards granted to employees and non-employees.
Unrealized 2020 Risk Adjustment – This consists of our estimate of COVID-19's impact on member risk scores in 2021. Reduced utilization in 2020 due to COVID-19 resulted in fewer diagnoses being made and fewer chronic conditions being treated, which had a negative impact on member risk scores and premium revenue in 2021.
Non-GAAP Definitions
Adjusted Direct Contracting Margin – A non-GAAP financial measure that excludes from Direct Contracting Margin (as defined below) direct COVID-related costs and prior period development. We believe that this metric, which is used by our management team in the operation of the business, is helpful to investors and others in assessing the Company's financial performance and operations without the temporary distortion caused by the COVID-19 pandemic.
Adjusted EBITDA – A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, (gain) loss on derivative, and stock-based compensation expense. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted Operating Expenses – A non-GAAP financial measure defined by us as Salaries and benefits plus General and administrative expenses less Stock-based compensation expense and expenses attributable to Seek Insurance Services Inc. and Clover Therapeutics Company. We believe that Adjusted Operating Expenses provides management, investors and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted Operating Expenses as a Percentage of Revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Incurred MA MCR – A non-GAAP financial measure that excludes from MA Medical Care Ratio (as defined below) the impact of prior period development. We believe that this metric, which is used by our management team in the operation of the business, is helpful to investors and others in assessing the medical care ratios of various cohorts of our members, excluding the impact associated with adjustments made in the current period relating to prior period dates of service.
Normalized Adjusted EBITDA – A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, (gain) loss on derivative, stock-based compensation expense, premium deficiency reserve expense or benefit, Direct Contracting gross profit or loss, expenses attributable to Seek Insurance Services Inc. and Clover Therapeutics Company, and, with respect to our MA segment, direct COVID-related costs, prior period development, unrealized 2020 risk adjustment, and excess (reduced) utilization due to COVID. We believe that Normalized Adjusted EBITDA is a helpful measure for our management team, investors and others to assess the Company's financial performance and operations without the temporary distortion caused by the COVID pandemic.
Normalized MA MCR – A non-GAAP financial measure that excludes from MA MCR (as defined below) the impact of COVID-19 on medical costs and premium revenue and adjusts for the estimate of prior period divergence from estimates. The impact of COVID-19 on medical costs consists of direct COVID-related costs, prior period development, unrealized 2020 risk adjustment, and excess (reduced) utilization due to COVID, and the impact on premium revenue consists of estimates of COVID-19's impact on member risk scores. We believe that this metric, which is used by our management team in the operation of the business, is helpful to investors and others in assessing the Company's financial performance and operations without the temporary distortion caused by the COVID-19 pandemic.

Definitions of Other Items
Direct Contracting Margin – We calculate our Direct Contracting Margin by dividing net medical claims incurred in connection with our Direct Contracting operations by Direct Contracting revenue in a given period. We believe our Direct Contracting Margin is an indicator of our gross profitability and our ability to capture and analyze data over time to generate actionable insights for returning beneficiaries to improve care and reduce medical expenses.
Lives under Clover Assistant Management – Medicare Advantage members and Original Medicare beneficiaries whose providers or practices were live on the Clover Assistant on or before December 31, 2021. We believe that Lives under Clover Assistant Management is a useful measure of the size of the beneficiary population for whom we believe we have the potential to enhance healthcare delivery, reduce expenditures, and improve care.
Lives under Clover Management – Consists of our (i) Medicare Advantage members and (ii) Original Medicare beneficiaries aligned to the Company's Direct Contracting Entity (DCE) via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services' Global and Professional Direct Contracting Model. We believe that Lives under Clover Management is a useful measure of the size of the beneficiary population managed by the Company.
MA Medical Care Ratio, Gross and Net – We calculate our MA medical care ratio (MCR) by dividing total net medical claims incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.